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                                                                   Exhibit 23(b)




                       CONSENT OF INDEPENDENT ACCOUNTANTS



March 7, 1997

To the Board of Directors of
Roig Commercial Bank



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of BanPonce Corporation of our report dated January 31, 1997 relating to the financial statements of Roig Commercial Bank, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse has not prepared or certified such "Selected Financial Data."



                                             PRICE WATERHOUSE